UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 8, 2007

Unigene Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Little Falls Road, Fairfield, New Jersey	07004
(Address of principal executive offices)	(Zip Code)

(973) 882-0860

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) Previously Unigene Laboratories, Inc. (the “Company”) entered into employment agreements, effective January 1, 2000, with each of Dr. Warren P. Levy, the Company’s President, Chief Executive Officer and Director, and Dr. Ronald S. Levy, the Company’s Executive Vice President, Secretary and Director. Pursuant to such agreements, the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”) reviews the annual salaries thereunder each year.

On February 8, 2007, the Board reviewed the recommendations of the Compensation Committee and approved material increases to the annual salaries of Drs. Levy. Dr. Warren Levy’s annual salary increased fourteen percent (14%) to $285,000 and Dr. Ronald Levy’s annual salary increased approximately ten percent (10%) to $255,000. Both salary increases are effective as of February 8, 2007.

With the exception of the salary increases described above, the terms of Dr. Warren Levy’s employment agreement and Dr. Ronald Levy’s employment agreement, which were previously filed with the Securities and Exchange Commission as Exhibits 10.6 and 10.7, respectively, to the Form 10-K filed by the Company for the fiscal year ended December 31, 1999, remain unchanged.

Summary Description of Other Key Terms of the Employment Agreements

Each agreement also provides that, after the initial two-year term, the agreement will be renewed on a year-to-year basis unless either party notifies the other of the desire not to renew the agreement no later than three months prior to the scheduled termination date. Each agreement further provides that, upon (a) termination of the employment of the executive by the Company without cause or (b) resignation of the executive for good reason (which is defined to mean a change of control of the Company or a material diminution of the executive’s responsibilities without his consent), the Company will make a lump-sum severance payment to the executive equal to (i) the salary that the executive would have earned for the remaining term of this agreement, if the remaining term (either the initial term or as extended) is more than one year or (ii) the executive’s then-current annual salary, if the remaining term of the agreement (either the initial term or as extended) is one year or less.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

	By:	/s/ Warren P. Levy
Warren P. Levy, President
Date: February 14, 2007